Exhibit 8.1

DLA Piper LLP (US) 203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601-1293 T 312.368.4000 F 312.236.7516 W www.dlapiper.com

January 9, 2015

Board of Directors

Monogram Residential Trust, Inc.

5800 Granite Parkway, Suite 1000

Plano, Texas 75024

Re: Tax Opinion for REIT Status and Tax Discussion — Form S-3

Ladies and Gentlemen:

We are acting as counsel to Monogram Residential Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing of the registration statement on Form S-3 (the “Registration Statement”), with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of (i) shares of common stock, $0.0001 par value per share (“Common Stock”), (ii) one or more series of preferred stock, $0.0001 par value per share (“Preferred Stock”), (iii) depositary shares representing fractional interests in Preferred Shares (“Depositary Shares”), (iv) warrants (“Warrants”), (v) stock purchase contracts (“Stock Purchase Contracts”), (vi) units (“Units”) and (vii) debt securities (“Debt Securities,” and together with the Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Units, the “Securities”).  This opinion letter is furnished at the request of the Company so that the Registration Statement may fulfill the requirements of Item 601(b)(8) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(8).

In connection with rendering the opinions expressed below, we have examined originals (or copies identified to our satisfaction as true copies of the originals) of the following documents (collectively, the “Reviewed Documents”):

(1)         the Registration Statement;

(2)         the Fifth Articles of Amendment and Restatement of the Company, certified as of the date hereof by the Secretary of the Company (the “Charter”);

(3)         the Seventh Amended and Restated Bylaws of the Company, certified as of the date hereof by the Secretary of the Company (the “Bylaws”);

(4)         the Amended and Restated Agreement of Limited Partnership of Monogram Residential OP LP (the “Operating Partnership”) dated November 28, 2007, as amended by First Amendment dated June 30, 2014 (the “Operating Partnership Agreement”), certified as of the date hereof by the Secretary of the Company; and

(5)         such other documents as may have been presented to us by the Company from time to time.

In addition, we have relied upon the factual representations contained in the Company’s certificate, dated as of the date thereof (the “Officer’s Certificate”), executed by a duly appointed officer of the Company, setting forth certain representations relating to the organization and operation of the Company, the Operating Partnership, and their respective subsidiaries.

For purposes of our opinions, we have not made an independent investigation of the facts set forth in the documents we reviewed. We consequently have assumed that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to our opinions. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way. Any representation or statement in any document upon which we rely that is made “to the best of our knowledge” or otherwise similarly qualified is assumed to be correct. Any alteration of such facts may adversely affect our opinions.

In our review, we have assumed, with your consent, that all of the representations and statements of a factual nature set forth in the documents we reviewed are true and correct, and all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms. We have also, with respect to documents we did not prepare ourselves (or did not supervise the execution of), assumed the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made.

The opinions set forth in this letter are based on relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated thereunder by the United States Department of the Treasury (“Regulations”) (including proposed and temporary Regulations), and interpretations of the foregoing as expressed in court decisions, the legislative history, and existing administrative rulings and practices of the Internal Revenue Service (“IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof.

In rendering these opinions, we have assumed that the transactions contemplated by the Reviewed Documents will be consummated in accordance with the terms and provisions of such documents, and that such documents accurately reflect the material facts of such transactions. In addition, the opinions are based on the assumption that the Company, the Operating Partnership, and their respective subsidiaries (if any) will each be operated in the manner described in the Charter, the Bylaws, the Operating Partnership Agreement and the other organizational documents of each such entity and their subsidiaries, as the case may be, and that all terms and provisions of such agreements and documents will be complied with by all parties thereto.

It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. A material change that is made after the date hereof in any of the foregoing bases for our opinions could affect our conclusions. Furthermore, if the facts vary from those relied upon (including any representations, warranties, covenants or assumptions upon which we have relied are inaccurate, incomplete, breached or ineffective), our opinions contained herein could be inapplicable. Moreover, the qualification and taxation of the Company as a real estate investment trust under Sections 856 through 860 of the Code (a “REIT”) depends upon its ability to meet, through actual annual operating results, distribution levels and diversity of share ownership and the various qualification tests imposed under the Code, the results of which will not be reviewed by the undersigned. Accordingly, no assurance can be given that the actual results of the operations of the Company for any one taxable year will satisfy such requirements.

Based upon and subject to the foregoing, we are of the opinion that:

(i) The Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years beginning with the Company’s taxable year ended December 31, 2007 through the taxable year ended December 31, 2014, and the Company’s current organization and current and proposed method of operations will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(ii) The discussion in the Prospectus, included as part of the Registration Statement under the heading “Federal Income Tax Considerations,” constitutes, in all material respects, a fair and accurate summary of the material U.S. federal income tax consequences of the purchase, ownership, and disposition of Securities, subject to the qualifications set forth therein.

The foregoing opinions are limited to the matters specifically discussed herein, which are the only matters to which you have requested our opinions. Other than as expressly stated above, we express no opinion on any issue relating to the Company or the Operating Partnership, or to any investment therein.

For a discussion relating the law to the facts and the legal analysis underlying the opinions set forth in this letter, we incorporate by reference the discussions of federal income tax issues, which we assisted in preparing, in the Prospectus, included as part of the Registration Statement, under the heading “Federal Income Tax Considerations”.  We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion letter, and we are not undertaking to update the opinion letter from time to time. You should be aware that an opinion of counsel represents only counsel’s best legal judgment, and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the IRS or that a court considering the issues would not hold otherwise.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement under the Securities Act pursuant to Item 601(b)(8) of Regulation S-K, 17 C.F.R ss. 229.601(b)(8), and the reference to DLA Piper LLP (US) contained under the heading “Legal Matters” in the Prospectus included as part of the Registration Statement.  In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)